As filed with the Securities and Exchange Commission on November 25, 2002

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	23-1028370

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Independence Mall West	Philadelphia, Pennsylvania 19106-2399

(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED ROHM AND HAAS STOCK PLAN
(Full title of the plan)

Robert A. Lonergan
Rohm and Haas Company
100 Independence Mall West
Philadelphia, Pennsylvania 19106-2399
(Name and address of agent for service)

(215) 592-3000
(Telephone number, including area code, of agent for service)

Copy of all communications to:

Dennis O. Wilson
Rohm and Haas Company
100 Independence Mall West
Philadelphia, Pennsylvania 19106-2399

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	Registered (1)	per share (2)	offering price (2)	registration fee (2)

Common Stock, par value $2.50 per share	11,000,000	$32.595	$358,545,000	$32,986.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Amended and Restated Rohm and Haas Stock Plan.

(2)	Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on November 19, 2002, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

         This registration statement on Form S-8 is filed by ROHM AND HAAS COMPANY pursuant to General Instruction E to Form S-8 to register an additional 11,000,000 shares of common stock which may be offered and sold to participants under the AMENDED AND RESTATED ROHM AND HAAS STOCK PLAN (the “Plan”). The contents of registration statement on Form S-8, file number 333-73437, previously filed by ROHM AND HAAS COMPANY and relating to the registration of shares of common stock for issuance under the Plan, including as it has been amended and restated, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

Item 8. Exhibits.

Exhibit Numbers	Exhibit

5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on November 25, 2002.

ROHM AND HAAS COMPANY

By: /s/ Rajiv L. Gupta

Name: Rajiv L. Gupta Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 25, 2002. Each person whose signature appears below hereby appoints Robert A. Lonergan, Vice President, General Counsel and Corporate Secretary and any other person appointed as attorney-in-fact, or any of them as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Name	Title

/s/ Rajiv L. Gupta Rajiv L. Gupta	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bradley J. Bell Bradley J. Bell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William J. Avery William J. Avery	Director

/s/ James R. Cantalupo James R. Cantalupo	Director

/s/ J. Michael Fitzpatrick J. Michael Fitzpatrick	Director

/s/ Earl G. Graves, Sr. Earl G. Graves, Sr.	Director

/s/ David W. Haas David W. Haas	Director

/s/ Thomas W. Haas Thomas W. Haas	Director

/s/ James A. Henderson James A. Henderson	Director

/s/ Richard L. Keyser Richard L. Keyser	Director

/s/ John H. McArthur John H. McArthur	Director

/s/ Jorge P. Montoya Jorge P. Montoya	Director

/s/ Sandra O. Moose Sandra O. Moose	Director

/s/ Gilbert S. Omenn Gilbert S. Omenn	Director

/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director

/s/ Marna C. Whittington Marna C. Whittington	Director

INDEX TO EXHIBITS

Exhibit Numbers	Exhibit

5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)